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Perficient Announces Acquisition of PSL
Expands Perficient’s Global Presence with Addition of Latin American Delivery Centers

SAINT LOUIS (June 17, 2020) – Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading digital consultancy transforming the world’s largest enterprises and biggest brands, today announced the acquisition of Productora de Software S.A.S. (“PSL”), a $33 million annual revenue nearshore software development company, based in Medellin, Colombia, with additional locations in Bogota and Cali, Colombia.

The acquisition is expected to be accretive to adjusted earnings per share immediately.

“We are excited to strengthen our global delivery capabilities with the strategic acquisition of nearshore software development firm PSL,” said Jeffrey Davis, Perficient’s Chairman and CEO. “The need for our clients to adapt and innovate rapidly has never been more critical, especially in today’s unprecedented environment. PSL brings the highest quality custom application and software development services from its centers in Colombia. We’re thrilled to add their nearshore software development expertise to further enhance our existing global capabilities and help our clients accelerate innovation and speed time to market.”

The acquisition of PSL:

•Strengthens Perficient’s global delivery capabilities, enhancing its nearshore systems and custom software application development, testing, and ongoing support for customers, ensuring they have the right people in the right place at the right time;
•Expands Perficient’s presence into Latin America, adding nearshore software development locations in Medellin, Bogota, and Cali, Colombia;
•Adds more than 600 skilled professionals; and
•Brings strategic client relationships with Fortune 1000 customers across several industries, including healthcare, financial services, technology, and business services sectors.

PSL CEO Jorge Aramburo joins Perficient in a key leadership role.

“Perficient is well known for its global delivery expertise across a wide range of technology platforms, and is a trusted leader in providing end-to-end digital solutions to the world’s leading enterprises,” said Aramburo. “PSL’s certified and experienced project teams have been dedicated to delivering excellence for our clients, providing the necessary resources and skillsets to scale their projects quickly. Perficient and PSL share similar values, guiding principles and employee cultures, which makes this alliance the perfect next step toward amplifying PSL´s purpose of helping our clients, employees and communities improve through technology. Additionally, it strengthens our ability to deliver software development services that help clients meet rising customer demands, and transform their businesses to drive growth.”

About Perficient
Perficient is the leading digital consultancy. We imagine, create, engineer and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Platinum Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, a VMware Authorized Partner, a Gold Salesforce Consulting Partner, and a Sitecore Platinum Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2020. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, as supplemented by the risk factor contained under the heading “Risk Factors” in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2020.